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EXHIBIT (21)

SUBSIDIARIES OF THE REGISTRANT

         NAME                                          STATE OF INCORPORATION
         Wayne County National Bank                    Ohio

         Chippewa Valley Bank                          Ohio

         MidOhio Data, Incorporated                    Ohio

         Chippewa Valley Title Agency, Inc.            Ohio



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